UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2010

Carrollton Bancorp
(Exact Name of Registrant as Specified in Charter)

Maryland	000-23090	52-1660951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7151 Columbia Gateway Drive, Suite A, Columbia, Maryland		21046
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code (410) 312-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2010, Carrollton Mortgage Services, Inc. (“CMSI”), a wholly-owned subsidiary of Carrollton Bank (a wholly owned subsidiary of Carrollton Bancorp), entered into an office lease (“Lease”) with 9515 Deereco Road, LLC (“Landlord”) to lease an aggregate of 8,736 square feet of space in two suites of a property located at 9515 Deereco Road, Timonium, Maryland 21093 (the “Property”).

The Lease provides for an initial term of six years commencing February 14, 2011.  CMSI was also provided the right to renew the Lease for one additional five-year term.  The initial annual rent due is $187,824.00 ($15,652.00 monthly) for the first year of the Lease.  For each lease year thereafter, including any lease years during any renewal term, the yearly base rent will increase by three percent.  In addition, CMSI will pay additional rent as follows:

•
Beginning in calendar year 2012, an amount equal to 6.6% of any increase in operating costs incurred by the Landlord with respect to the Property over operating costs incurred during calendar year 2011; and

•
CMSI’s proportionate share of any increase in taxes assessed against the Property in excess of taxes assessed for tax year 2010-2011, not resulting from improvements by CMSI; CMSI will pay 100% of any increase in taxes as a result of improvements to the Property by CMSI.

Section 9 – Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.30	Office Lease Dated December 30, 2010 by and between 9515 Deereco Road, LLC and Carrollton Mortgage Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLLTON BANCORP

	By:	/s/ Robert A. Altieri
Name: Robert A. Altieri
Date: February 7, 2011	Title: Chief Executive Officer and President

	By:	/s/ Mark A. Semanie
Name: Mark A. Semanie
Date: February 7, 2011	Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.30	Office Lease Dated December 30, 2010 by and between 9515 Deereco Road, LLC and Carrollton Mortgage Services, Inc.